                                                               Exhibit 10.11.2

June 7, 1999



Jan Andersen
NetRadio Network Corporation
43 Main Street, SE
Suite 149
Minneapolis, MN 55414



Re:      LICENSE OF REALNETWORKS SOFTWARE

Dear Mr. Andersen:

This letter agreement (this "Agreement") between RealNetworks, Inc. ("RN") and NetRadio Network Corporation. ("NetRadio") shall be effective as of the date first set forth above (the "Effective Date").

1. LICENSE. RN grants NetRadio a nonexclusive, nontransferable, non-assignable license to use the RealNetworks RealSystem Internet Server G2 (as described on Attachment A) solely according to the terms and conditions of RN's standard RealSystem Internet Server License Agreement (the "License Agreement"), attached hereto as Attachment B, as may be revised from time to time with each Upgrade of the Software. NetRadio previously purchased from RN a license to "Streams" (as defined in the License Agreement) of up to 8,000 "Concurrent Client Connections" (as defined in the License Agreement). Pursuant to this Agreement, and subject to payment of the License Fee as set forth below, NetRadio agrees to purchase a license to serve Streams to an additional 12,000 Concurrent Client Connections (for a total of 20,000 Concurrent Client Connections).

2.     CONSIDERATION.

       (a) LICENSE FEE. In consideration for the license rights granted herein, NetRadio shall pay RN a non-refundable fee discounted license fee of Five Hundred Eighty-Eight Thousand Dollars ($588,000) the ("License Fee"). The License Fee shall include Upgrades and Support for a period of one year from the Effective Date for all 20,000 Concurrent Client Connections currently licensed to NetRadio.

       (b) PAYMENT. NetRadio shall pay the License Fee to RN in U.S. dollars according to the following schedule:

                  June 7, 1999              $250,000
                  June 15, 1999             $148,000
                  September 15, 1999        $190,000

       (c) LICENSE KEYS. Upon execution of this Agreement, RN will issue to NetRadio a temporary license key (expiring September 30, 1999) enabling NetRadio to serve Streams to 12,000 Concurrent Client Connections. RN will notify NetRadio two (2) weeks prior to each payment due date as well as two (2) weeks after each payment due date as to the status of RN's receipt of payment. Upon receipt of NetRadio's final payment of the License Fee as set forth above, RN will issue NetRadio a permanent license key enabling NetRadio to serve Streams to 12,000 Concurrent Client Connections.

3.     OPTIONS

       (a) PURCHASE ADDITIONAL CONCURRENT CLIENT CONNECTIONS. For two years from the date hereof, NetRadio will have an option:

              (i) to license between 12,000-23,999 additional Concurrent Client Connections for RealAudio/RealVideo Streams at forty-three dollars ($43.00) per Concurrent Client Connection; and

              (ii) to license additional Concurrent Client Connections for RealAudio/RealVideo Streams 24,000 or greater for forty dollars and fifty cents ($40.50) per Concurrent Client Connection.

     The above license fees include one year of Upgrades and Support. Upgrades do not include new media or data types other than RealAudio and RealVideo.

(b) PURCHASE OF UPGRADES AND SUPPORT. Upon the termination of the initial year of Upgrades and Support, NetRadio will have the option for two additional years to purchase an annual renewal of Upgrades and Support at ten dollars and fifty cents ($10.50) per licensed Concurrent Client Connection. The Upgrade and Support fees must be paid in advance.

(c) PURCHASE EVENT(S) ON THE REALBROADCAST NETWORK (RBN). NetRadio will have the option to purchase event access on the RealBroadcast Network, RN's live broadcast events network. Pricing is as follows:

     Up to 4 hour event Audio only          $3,400
     Up to 24 hour event Audio only         $4,675

     Up to 4 hour event Audio/Video         $4,250
     Up to 24 hour event Audio/Video        $5,100

4.     ADDITIONAL RN OBLIGATIONS.

       (a) UPGRADES AND SUPPORT. RN shall provide NetRadio with Upgrades and Support in accordance with the Upgrades and Support terms and conditions attached in Attachment C. The Upgrades and Support set forth in Attachment C is RN's highest technical support offering to similarly situated customers, and will include a dedicated prime technical contact, for as long as Upgrades and Support is renewed by NetRadio.

       (b) DESIGN DEVELOPMENT PROGRAM. RN will invite NetRadio to participate in RN's design development program for input and discussion on new feature incarnations for the RealAudio/RealVideo Server and RealAudio/RealVideo Player software products.

       (c) NEW RELEASE OF RN TECHNOLOGY. The parties agree to engage in good faith negotiations at NetRadio's request, with regard to the terms and conditions pursuant to which RN may grant a license to NetRadio to use RN's SDKs to enable NetRadio to create custom solutions for its own use.

If you agree with the terms of this Agreement, please sign below and return to my attention. This agreement shall not be deemed effective until signed by all three parties below.

Sincerely,

REALNETWORKS, INC.







By:    Jeff Mandelbaum
       V.P. North American Sales


ACCEPTED AND AGREED TO:


NETRADIO CORPORATION

By:___________________________

Name:_________________________

Title:__________________________

Date:__________________________

                                  ATTACHMENT A

Description of Software:

The RN Software is RN's standard RealSystem G2 Internet Server with RealAudio and RealVideo enabled.

The RN Software does not include, among other things, datatypes other than audio or video, commerce or ad-insertion features, RN's intranet software or capabilities, client software, vertical educational software or software which RN uses or develops specifically for another customer's use.

                                  ATTACHMENT B

REALNETWORKS, INC.
END USER LICENSE AGREEMENT
REALNETWORKS REALSYSTEM G2 INTERNET SERVER

REDISTRIBUTION NOT PERMITTED

-------------------------------------------------------------------------------
Server License for RealNetworks - REALSYSTEM G2 INTERNET SERVER

-------------------------------------------------------------------------------
IMPORTANT -- READ CAREFULLY: THIS REALNETWORKS LICENSE AGREEMENT ("LICENSE AGREEMENT") IS A LEGAL AGREEMENT BETWEEN YOU (EITHER AN INDIVIDUAL OR AN ENTITY) ("YOU" OR "LICENSEE") AND REALNETWORKS, INC. AND ITS SUPPLIERS AND LICENSORS (COLLECTIVELY, "RN") FOR THE RN REALSYSTEM G2 INTERNET SERVER WHICH INCLUDES COMPUTER SOFTWARE AND ASSOCIATED MEDIA AND PRINTED MATERIALS, WHETHER PROVIDED IN PHYSICAL FORM OR RECEIVED ON-LINE IN ELECTRONIC FORM ("SOFTWARE"). YOU MAY INSTALL ONLY ONE COPY OF THE SOFTWARE. BY CLICKING ON THE "I ACCEPT" BUTTON, INSTALLING, COPYING OR OTHERWISE USING THE SOFTWARE, YOU AGREE TO BE BOUND BY THE TERMS OF THIS LICENSE AGREEMENT. IF YOU DO NOT AGREE TO THE TERMS OF THIS LICENSE AGREEMENT, CLICK ON THE "I DO NOT ACCEPT" BUTTON AND DO NOT INSTALL THE SOFTWARE.

ANY THIRD PARTY SOFTWARE, INCLUDING ANY NON-RN PLUG-IN, THAT MAY BE PROVIDED WITH THE SOFTWARE IS INCLUDED FOR USE AT YOUR OPTION. IF YOU CHOOSE TO USE SUCH SOFTWARE, THEN SUCH USE SHALL BE GOVERNED BY SUCH THIRD PARTY'S LICENSE AGREEMENT, AN ELECTRONIC COPY OF WHICH WILL BE INSTALLED IN THE "REALSERVER" DIRECTORY ON YOUR COMPUTER, UPON INSTALLATION OF THE SOFTWARE.
-------------------------------------------------------------------------------

1. SOFTWARE OWNERSHIP. This is a license agreement and NOT an agreement for sale. Title, ownership rights and intellectual property rights in and to the Software (including any images, animations, video, audio, music, and text incorporated into the Software), accompanying printed materials, and any copies Licensee is permitted to make herein are owned by RN or its suppliers and are protected by United States copyright law and international treaty provisions. Licensee may (a) make one copy of the Software solely for backup or archival purposes (in accordance with customary practices for such purpose), provided such copy must contain all of the original Software's proprietary notices, or
(b) transfer the Software to a single hard disk, provided Licensee keeps the original solely for backup or archival purposes. Licensee may not copy the printed or electronically transmitted materials accompanying the Software. Your rights to use the Software are specified in this License Agreement, and RN retains all rights not expressly granted to you in this License Agreement. Nothing in this License Agreement constitutes a waiver of RN's rights under U.S. or international copyright law or any other federal or state law.

2. GRANT OF LICENSE. Subject to the provisions contained herein and in return for the payment of the requisite License Fees for the Software, RN hereby grants you a non-exclusive, non-transferable, perpetual, worldwide license to the version of the Software specified by your Software License Key for installation of the Software,

(a) INSTALLATION. Licensee may install one copy of the Software on a single computer containing one or more central processing units ("CPU's") (the computer running the Software shall be referred to as the "Host Computer"). YOU MAY INSTALL ONLY ONE COPY OF THE SOFTWARE ON UP TO 250 SINGLE COMPUTERS CONTAINING ONE OR MORE CENTRAL PROCESSING UNITS ("CPU'S"). A license fee is required for each Host Computer.

(b) USE. You may use your installed copy of the Software to deliver Streams of RN media-compatible data (e.g., RealAudio, RealVideo or other RealMedia specifically enabled by the Server License Key which accompanies the Software) to the number of simultaneous, single End-User client computers ("Concurrent Client Connections") specifically enabled by the Server License Key. A "Stream" means the stream of digitally-encoded data that delivers the RealMedia type (e.g., RealAudio, RealVideo, etc.) associated with the Software you have licensed to a single, End User, client computer. You may only serve the RealMedia types(s) that are authorized by your Server License Key. The number of Concurrent Client Connections delivered by a given Host Computer is measured by counting the number of End Users simultaneously served by Streams originating at that Host Computer. If you wish to deliver additional Concurrent Client Connections, you must purchase an additional Software License Key from RN. In addition, you may not use the Software to serve Streams primarily to End Users of your internal network or Intranet system. If you wish to do so, please contact RN or visit our Website at http://www.real.com to obtain the appropriate Intranet Systems License.

(c) NO RESALE OF SOFTWARE OR STREAMS. YOU MAY NOT, UNDER ANY CIRCUMSTANCES, RESELL, SUBLICENSE OR DELIVER THE SOFTWARE OR STREAMS ON A STAND-ALONE BASIS TO ANY THIRD-PARTY. IF YOU DESIRE TO RESELL THE SOFTWARE OR TO DELIVER STREAMS ON A STAND-ALONE BASIS, PLEASE CONTACT RN REGARDING PARTICIPATING IN ITS RESELLER PROGRAM.

(d) HOSTING. YOU MAY NOT RENT, SELL OR SUBLICENSE STREAMS UNDER THIS LICENSE AGREEMENT TO ANY THIRD PARTY FOR WHOM YOU ARE HOSTING A WEBSITE OR ANY EVENT THAT IS BEING BROADCAST OR OTHERWISE TRANSMITTED OVER THE INTERNET. If you wish to do so, please contact RN or visit our Website at http://www.real.com to obtain the appropriate Commercial Network Operator License.

(e) ATTRIBUTION. You must indicate which publicly available files are in RealAudio (.ra), RealVideo (.rm), or other RealMedia format. RN hereby grants you a non-exclusive, limited license to use, and you agree that you shall always use, RN's trademarks in accordance with RN's Trademark and Logo Usage Policy at http://www.real.com/corporate/logos/policy.html, and for the sole purpose of informing web page visitors that RealAudio, RealVideo, or other RealMedia content is available at your web page. You may not without RN's express written permission use any RN trademark in a way that may imply that you are an agency or branch of RN or that RN endorses, is affiliated with, or sponsors you or your products. You may not link directly to any media file or .ram file made available from the RN Website.

3. OTHER RIGHTS AND LIMITATIONS. NOTICE TO USERS. You agree to inform all users of the Software, other than End Users receiving Streams, of the terms of this License Agreement. DUAL-MEDIA SOFTWARE. You may receive the Software in more than one medium (e.g., by electronic distribution and on CD-ROM). Regardless of the type or size of medium you receive, you may use only one medium that is appropriate for your single computer. You may not use or install the other medium on another computer. You may not loan, rent, lease, grant a security interest in, or otherwise transfer the other medium to another user. NO COPYING. You may not copy the Software or Documentation, except that you may make a single copy of the software for archival purposes only, provided such copy must contain all of the original Software's proprietary notices. NO MODIFICATIONS OR REVERSE ENGINEERING. You may not modify, translate, reverse engineer, decompile or disassemble (except to the extent that this restriction is expressly prohibited by applicable law), or create derivative works based on the SOFTWARE. RENTAL/TRANSFER. You may not rent, lease, sell, or transfer the Software or documentation without RN's express written consent, which RN may withhold in its discretion. AUDIT RIGHTS. You shall permit RN to audit your compliance with this License Agreement, as RN deems reasonably necessary. RESERVATION OF RIGHTS. All rights not expressly granted to you are reserved to RN.

4. SOFTWARE UPGRADES. Subject to your payment of Upgrades and Support fees as set forth in the "letter" portion of this Agreement,. RN will provide Upgrades and Support to you as set forth in Exhibit C. Upgrades do not include versions of the Software for new media or data types other than what has been authorized by your Server License Key. If the Software you have is labeled as an upgrade, you must be properly licensed to use a product identified by RN as being eligible for the upgrade in order to use the Software. Software labeled as an upgrade replaces and/or supplements the product that formed the basis for your eligibility for the upgrade, and following the upgrade you may use the resulting Software only in accordance with the terms of this License Agreement. If the Software is an upgrade of a component of a package of software programs that you licensed as a single product, the Software may be used and transferred only as part of that single product package and may not be separated for use on more than one computer.

5. LIMITED WARRANTY. RN warrants for your benefit alone that for a period of ninety (90) days from the date of delivery (a) the Software, if operated as directed on a computer for which it was designed, will perform substantially in accordance with the accompanying written materials; and (b) under normal use, the media containing the Software, if provided by RN, will be free from defects in material and workmanship. Any implied warranties on the Software and media are limited to ninety (90) days. All other programs and accompanying materials are provided "AS IS" without warranty of any kind, either express or implied. The complete risk as to the quality and performance of any non-warranted program is with you. Should the program prove defective, you assume the entire cost of all necessary repair or correction. RN shall not be responsible for any defect that results from your abuse, misuse or other conduct or conditions outside the control of RN. Except as set forth herein, RN makes no representation or warranty that the information or functions contained in the Software will meet your requirements or that the operation of the Software will be uninterrupted, error-free or secure, or that any Software defects are correctable or will be corrected. In addition, any security mechanisms implemented by the Software have inherent limitations, and you must determine that the Software sufficiently meets your requirements.

(b) RN represents and warrants that the Software shall not contain any computer code (i) intentionally designed to disrupt, disable, harm, or otherwise impede in any manner, including aesthetic disruptions or distortions, the operation of the Software, or any other associated software, firmware, hardware, computer system or network (sometimes referred to as "viruses" or "worms"), (ii) that would (except for Beta releases of the Software, which time out after a set period of time) disable the Software or impair in any way its operation based on the elapsing of a period of time, exceeding an authorized number of copies, advancement to a particular date or other numeral (sometimes referred to as "time bombs", "time locks", or "drop dead" devices) or (iii) that would permit RN to access the Software to cause such disablement or impairment (sometimes referred to as "traps", "access codes", or "trap door" devices), or any other similar harmful, malicious or hidden procedures, routines or mechanisms which would cause such programs to cease functioning or to damage or corrupt data, storage media, programs, equipment or communications, or otherwise interfere with operations.

(c) RN represents and warrants that the Software is designed to be used prior to, during, and after the calendar year 2000 A.D., and that the Software will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data that represents or references different centuries or more than one century, provided that the Software is used in accordance with the documentation and provided that all other products (e.g., other hardware, platforms and software) used with the Software properly exchange date data with the Software. RN shall, as soon as reasonably practicable and at its expense, repair any defect in the Software that causes it to operate with error relating to date data.

THIS IS A LIMITED WARRANTY AND IT IS THE ONLY WARRANTY MADE BY RN OR ITS SUPPLIERS. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RN AND ITS SUPPLIERS DISCLAIM ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH REGARD TO THE SOFTWARE, THE ACCOMPANYING WRITTEN MATERIALS, AND ANY ACCOMPANYING HARDWARE. THIS LIMITED WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS. YOU MAY HAVE OTHERS, WHICH VARY FROM STATE/JURISDICTION TO STATE/JURISDICTION. If you make any modifications to the Software during the warranty period; if the media is subjected to abuse, accident or improper use; or if you violate the terms of this Agreement, this warranty shall immediately be terminated.

6. REMEDIES. RN's and its suppliers' entire liability and your exclusive remedy for any breach of warranty shall be, at RN's option: (i) to promptly repair or replace the Software or media that does not meet RN's Limited Warranty; (ii) to advise you how to achieve substantially the same functionality with the Software as described in the accompanying written materials through a procedure different from that set forth in the documentation; or (iii) refund the license fee you paid for the Software. Repaired, corrected or replaced Software and media shall be covered by this limited warranty for the remainder of the original warranty period or for thirty (30) days, whichever is longer. Only if you inform RN of the problem with the Software during the applicable warranty period and provide evidence of the date you acquired the Software will RN be obligated to honor this warranty. Outside of the United States, neither these remedies nor any product support services offered by RN are available without proof of purchase from a non-U.S. source.

7. LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL THEORY, WHETHER IN TORT, CONTRACT OR OTHERWISE, SHALL RN OR ITS SUPPLIERS OR RESELLERS BE LIABLE TO YOU OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER ARISING OUT OF THE USE OF OR INABILITY TO USE THE SOFTWARE, THE DOCUMENTATION OR ANY OTHER ACCOMPANYING MATERIALS, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOODWILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES, ARISING OUT OF THE USE OF OR INABILITY TO USE THE SOFTWARE, EVEN IF RN HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY. FURTHER, IN NO EVENT SHALL RN'S LIABILITY UNDER ANY PROVISION OF THIS AGREEMENT EXCEED THE LICENSE FEE PAID TO RN FOR THE SOFTWARE. BECAUSE SOME STATES/JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY TO YOU.

8. INDEMNIFICATION. (a) This software is intended for use only with properly licensed media, content, and content creation tools. It is your responsibility to ascertain whether any copyright, patent or other licenses are necessary and to obtain any such licenses to serve and/or create or compress such media and content. You agree to transmit and/or compress only those materials for which you have the necessary patent, copyright and other permissions, licenses, and/or clearances. You agree to hold harmless, indemnify and defend RN, its officers, directors and employees, from and against any losses, damages, fines and expenses (including attorneys' fees and costs) arising out of or relating to any claims that you have encoded, compressed, copied or transmitted any materials (other than materials provided by RN) in connection with the Software in violation of another party's rights or in violation of any law. If you are importing the Software from the United States, you shall indemnify and hold RN harmless from and against any import and export duties or other claims arising from such importation.

     (b) RN will hold harmless, indemnify and defend you from and against any third party claim that any intellectual property rights of the claimant are infringed by the Software, provided that RN's obligation hereunder shall not exceed the limitations set forth in Section 7. RN's indemnification obligations under this Section 7 shall not apply to the extent such third party claim of infringement is attributable to design information or specifications provided to RN by Licensee and which RN was required by Licensee to utilize in the Software. In such event, the indemnification obligations and limitations set forth in this
Section 7 shall reciprocally apply to Licensee in favor of RN.

     (c) You agree that should the Software or any portion of the Software provided by RN become, or in RN's opinion be likely to become, the subject of a third party claim of infringement, or should use of the Software be enjoined, RN shall, at its option and expense, either:

              (i) procure for Licensee or the right to continue using the Software;

              (ii) replace or modify the Software to make it non-infringing without substantially altering its functionality; or

              (iii) if RN deems the above options to be commercially impracticable, terminate this Agreement and reimburse you the price paid for the Software.

     (d) Each party's obligation to indemnify the other under this Section 8 shall be contingent on the following: (i) the party seeking indemnity (the "Indemnified Party") must promptly notify the other party (the "Indemnifying Party") in writing of any such claim, (ii) the Indemnifying Party shall be accorded control of the defense and of all negotiations for settlement or compromise of such claim, (iii) the Indemnified Party shall cooperate with the Indemnifying Party in the defense and settlement of such claim, including providing to the Indemnifying Party, at the expense of the Indemnifying Party, such information and assistance as the Indemnifying Party may reasonably request; (iv) the Indemnified Party may, at its own expense, be represented in such defense; and (v) the Indemnifying Party may not settle any claim in a manner that compromises the rights of the Indemnified Party with the prior written approval of the Indemnified Party.

     (e) This Section 8 sets forth the parties' complete obligations to each other in regard to the types of claims described in this Section 8.


9. TERMINATION. RN may terminate this License Agreement by written notice to you if you have materially breached any provision hereof and such breach remains uncured thirty days after written notice of such breach is sent by RN. You may also terminate this License Agreement at any time by notifying RN in writing of termination. Upon any termination of this License Agreement, you shall immediately discontinue use of the Software and shall within three (3) days return to RN, or certify destruction of, all full or partial copies of the Software, documentation and related materials provided by RN. Your obligation to pay accrued charges and fees shall survive any termination of this License Agreement.

10. U.S. GOVERNMENT RESTRICTED RIGHTS. This Software and documentation are provided with RESTRICTED RIGHTS. Use, duplication or disclosure by the Government is subject to restrictions set forth in subparagraphs (a) through (d) of the Commercial Computer Software--Restricted Rights at FAR 52.227-19 when applicable, or in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013, and in similar clauses in the NASA FAR supplement, as applicable. Manufacturer is RealNetworks, Inc./1111 Third Avenue, Suite 2900/ Seattle, Washington, 98101. You acknowledge that none of the Software or underlying information or technology may be downloaded or otherwise exported or re-exported (i) into (or to a national or resident of) Cuba, Iran, Iraq, Libya, North Korea, Syria, Sudan or Angola or any other country to which the U.S. has embargoed goods; or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nationals or the U.S. Commerce Department's Table of Denial Orders. By using the Software you are agreeing to the foregoing and are representing and warranting that you are not located in or under the control of a national or resident of any such country or on any such list.

11. MISCELLANEOUS. This License Agreement and any accompanying order form for the Software accepted by RN shall constitute the complete and exclusive agreement between us, notwithstanding any variance with any purchase order or other written instrument submitted by you, whether formally rejected by RN or not. The acceptance of any purchase order you place is expressly made conditional on your consent to the terms set forth herein. A separate written agreement with respect to the subject matter hereof shall supersede this instrument to the extent indicated in such separate agreement. This License Agreement may not be modified except in a writing duly signed by an authorized representative of RN and you. If any provision of this License Agreement is held to be unenforceable for any reason, such provision shall be reformed only to the extent necessary to make it enforceable, and such decision shall not affect the enforceability of such provision under other circumstances, or of the remaining provisions hereof under all circumstances. This License Agreement shall be governed by the laws of the State of Washington without regard to conflicts of law provisions. This License
Agreement will not be governed by the United Nations Convention of Contracts for the International Sale of Goods, the application of which is hereby expressly excluded.

Should you have any questions concerning this License Agreement, or if you desire to contact RealNetworks for any reason, please contact the RealNetworks distributor serving your country.

Copyright -C- 1995-1999 RealNetworks, Inc. and/or its suppliers. 1111 Third Avenue, Suite 2900, Seattle, Washington 98101 U.S.A. All rights reserved. RealNetworks, RealAudio, RealVideo, RealSystem, and RealMedia are trademarks or registered trademarks of RealNetworks, Inc.

                                  ATTACHMENT C

                              UPGRADES AND SUPPORT

This Attachment C (this "Attachment") to the RN License Agreement (the "Agreement") between RealNetworks, Inc. ("RN") and NetRadio Network Corporation. ("Licensee") sets forth the upgrade and support obligations of RN and related obligations of Licensee.

1.       DEFINITIONS.

         1.1 In addition to the capitalized terms defined elsewhere in this Attachment, the following terms used herein shall have the meanings ascribed to them below:


                  (a) "Error" shall mean any instance in which the Real Server does not materially conform to the Documentation; provided, however, than an Error shall not include any material nonconformance that is due to hardware, software, or other equipment not referred to in the Documentation as being compatible with the Real Server.

                  (b) "Level 1 Error" shall mean any condition that precludes core functions of the Real Server (e.g. complete system hang or unrecoverable loss of data) from being performed due to suspected or actual Errors in the Real Server, for which no Workaround solution is available, and which (i) in the case of an Error in the Real Server, affects more than 25% of the Real Players, or (ii) in the case of an Error in the Real Player, affects more than 25% of the Real Players. All other Errors which preclude core functions in the Real Server from being performed shall be Level 2 Errors.

                  (c) "Level 2 Error" shall mean any condition that precludes one or more major functions of the Real Server (e.g. intermittent system hang or temporary loss of data) from being performed due to suspected or actual Errors in the Real Server, and which (i) in the case of an Error in the Real Server, affects more than 25% of the Real Players, or (ii) in the case of an Error in the Real Player, affects more than 25% of the Real Players. All other Errors which preclude one or more major functions in the Real Server from being performed shall be Level 3 Errors.

                  (d) "Level 3 Error" shall mean any condition that results in a significant loss or degradation of functionality of the Real Server due to suspected or actual Errors in the Real Server.

                  (e) "Level 4 Error" shall mean any condition (i) that precludes one or more non-essential functions of the Real Server from being performed due to suspected or actual Errors in the Real Server; or (ii) in which Licensee's technical support personnel need reasonable assistance or information regarding the Real Server.

                  (f) "Workaround" shall mean: (i) a modification to the Software Programs; (ii) an alteration to the configuration of the end user's computer or software; or (iii) a change in the way the end user accomplishes a task using the Software Programs; any of which may be of a temporary nature, to help avoid the Error.

                  (g) "First Level Support" shall consist of accepting and handling end user calls and troubleshooting to the point of verifying that there is an Error and that the Error, if any, is in the Software Program.

                  (h) "Second Level Support" shall consist of telephone and remote diagnostic support to Licensee contact (not directly to end users or other third parties) with regard to the operation and utilization of the Software Program and maintenance modifications, error corrections or bug fixes necessary to bring the Software Program into conformance with the Documentation therefor.

                  (i) "Licensee Contact" shall mean an individual designated in writing by Licensee who is authorized to contact the Support Center. Licensee may substitute Licensee Contacts at any time upon written notice thereof to RN.

                  (j) "Support Center" shall mean the RN facility or facilities from which support obligations are to be provided hereunder. As of the Effective Date, RN's Support Center is located at 1111 Third Avenue, Suite 2900, Seattle, Washington 98101.


         1.2 All other capitalized terms used in this Attachment and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.


2.       LICENSEE OBLIGATIONS

         2.1 Licensee shall be responsible for providing First Level Support for the Software Programs. RN shall not be required to have direct contact with Licensee's distributors or end users with regard to Technical Support.

         2.2 Licensee shall ascertain the nature of each reported Error, and the circumstances under which such Error occurs. Licensee shall use reasonable commercial efforts to provide RN with information, traces, server access or documentation sufficient for RN to duplicate the Error. Upon RN's duplication of such Error, the parties shall mutually determine in good faith the reasonable classification of such Error.

         2.3 Licensee shall designate a reasonable number of Licensee Contacts, not to exceed three (3) individuals at any given time, for communication with RN's representatives at the Support Center and shall make reasonable efforts to minimize redundancy in support requests. All Licensee support requests must be made through an Licensee Contact. Each Licensee Contact shall have adequate technical expertise, training and experience to fulfill his or her responsibilities. Licensee shall immediately provide RN with the name, title and 24-hour contact information for each Licensee Contact.

         2.4 Licensee agrees that when requesting support services, it shall follow the following procedures: (i) Licensee shall first contact the Support Center through standard support channels. (ii) If Licensee does not receive a response from the Support Center within the requisite time frame set forth in
  Section 3.2 below, it shall contact, via pager, the technical support server lead, 1-206-648-0788, and the technical support manager, 1-206-980-5027.

         2.5 Licensee agrees that it will provide its end users up-to-date technical support information through a link to RN's technical support site (http://service.real.com). Licensee agrees that it will not post any technical support information without RN's prior written consent.

  3.     RN SUPPORT OBLIGATIONS.

         3.1 Support Center personnel shall be available for telephone contact Monday through Friday, 7:00 AM to 5:00 PM Pacific Time, at the Support Center, exclusive of RN's local holidays. RN shall ensure that Licensee has the ability to contact a Support Center technician 24 hours per day, 7 days per week, with regard to Level 1 Errors, through pager support at 1-206-980-6199. Licensee shall have access to RN's toll-free priority support line at 1-888-768-4327 (1-888-RNTECHS). If calls are made from outside of the United States or Canada, Licensee shall have access to RN's standard support line at 1-206-674-2681. RN shall also provide Licensee with a means of reporting Errors to RN by electronic mail, voice mail, or telephonic recording capability. Licensee shall have e-mail access via the Support Center's e-mail World-Wide Web page at http://service.real.com/contact/email.htm.

         3.2 RN shall provide Second Level Support to Licensee in connection with the Software Programs as follows: (i) assist Licensee Contacts in determining the cause of Errors encountered by Licensee or end users in the use of Software Programs; (ii) make commercially reasonable efforts to classify and correct in accordance with the time frame set forth in the chart below, all Errors that a Licensee Contact identifies, classifies and reports to RN and that RN can substantiate; and (iii) provide an Upgrade if appropriate. RN shall not be required to correct any Error caused by any failure to implement any Upgrades to the Software Programs that are provided by RN to Licensee.

         ------------------------ -------------------------- ---------------------- ---------------------
         TYPE OF ERROR             RN TO ASSIGN               PATCH WORK-            UPGRADE WITHIN:
                                   TECHNICIAN TO              AROUND OR TEMPORARY
                                   INVESTIGATE ERROR          FIX WITHIN:
                                   WITHIN:
         ------------------------ -------------------------- ---------------------- ---------------------
         Level 1                  thirty (30) minutes        4 business days        30 days
                                  from having been alerted   from assignment
                                                             of technician
         ------------------------ -------------------------- ---------------------- ---------------------
         Level 2                  four (4) business hours    15 business days from  60 days
                                  from having been alerted   assignment of
                                                             technician
         ------------------------ -------------------------- ---------------------- ---------------------
         Level 3                  eight (8) business         45 days from           the next scheduled
                                  hours from having          assignment of          Upgrade
                                  been alerted (or, in       technician
                                  the case of technical
                                  personnel requiring
                                  assistance or
                                  information, RN to
                                  provide such
                                  assistance or
                                  information within
                                  eight (8) business
                                  hours)
         ------------------------ -------------------------- ---------------------- ---------------------
         Level 4                  two (2) business days      90 days from           the next
                                  from having been alerted   assignment of          scheduled Upgrade
                                                             technician
         ------------------------ -------------------------- ---------------------- ---------------------

         3.3 If Licensee desires to receive on-site technical support at any of its locations, it shall pay RN based on RN's standard list prices for such support or consulting services, and shall pay all direct RN expenses associated therewith, including transportation, accommodations and meals.

         3.4 For the avoidance of doubt, RN shall not have any support obligations with respect to beta versions of Software Programs.

         3.5 RN shall provide to Licensee all Upgrades for the Software Programs. Such Upgrades shall be provided to Licensee electronically, together with applicable Documentation and instructions for installation, use and duplication. RN shall deliver to Licensee the beta and final release of each Upgrade as and at the same time as such versions are generally made available.